Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-173886

Fixed Income Investor Presentation

H1 2013 Results

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Strategy and Results update

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays overview

A global universal bank

Major global financial services provider

- 3 main businesses:
  - Retail, Business Banking and Barclaycard
  - Corporate and Investment Banking
  - Wealth & Investment Management
- Over 300 years of history and expertise in banking
- Headquartered in the UK
- Operates in over 50 countries, across Europe, Americas, Asia and Africa
- Serves c.50m customers globally
- Employs c.140,000 people
- Listed on London and New York stock exchanges
- Rated A/A2/A/AA (S&P, Moody's, Fitch, DBRS)

Key financial metrics as at 30 June 2013

Total assets	£1.5tr
Core Tier 1 ratio (Basel 2.5)	11.1%
FL CET1 ratio (CRD IV)[1]	8.1%
FL CRD IV leverage ratio[2]	2.5%
Liquidity pool	£138bn
NSFR (Basel 3)[3]	105%
LCR (Basel 3)[4]	111%
Loan to Deposit ratio	102%
< 1 year wholesale funding	£93bn
Wholesale funding WAM[5]	61mths

[1] Fully loaded (FL) Common Equity Tier 1 (CET1) ratio calculated based on CRD IV text published in June 2013
[2] Fully loaded (FL) CRD IV leverage ratio calculated based on CRD IV text published in June 2013
[3] Net Stable Funding Ratio (NSFR)
[4] Liquidity Coverage Ratio (LCR) based on Basel standards published in January 2013
[5] Excluding liquidity pool

3 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

H1 2013 results highlights

"Our first half results demonstrate the strength of our business. We saw good momentum in our performance and – five months on – the execution of our Transform plan is progressing well" (A. Jenkins, CEO)

Six months ended - June	2013 (£m)	2012 (£m)	Change (%)
Adjusted[1] income	15,071	15,492	(3)
Impairment charges and other provisions	(1,631)	(1,710)	(5)
Adjusted net operating income	13,440	13,782	(2)
Operating expenses excl. CTA Transform	(9,141)	(9,520)	(4)
Costs to achieve (CTA) Transform	(640)	-	
Adjusted operating expenses	(9,781)	(9,520)	3
Adjusted profit before tax[1]	3,591	4,339	(17)
Statutory profit before tax	1,677	871	93

Highlights

- Adjusted income down 3%, with income growth across the majority of businesses offset by cost of funding deposit growth across the Group
- Credit impairment charges and other provisions down 5%, reflecting improvements in Corporate Banking and Africa RBB, partially offset by other businesses
- Adjusted operating expenses (excl. CTA Transform) decreased 4%, as a result of tight cost control management. Underlying (excl. CTA Transform) Cost:Income ratio of 61%
- Liquidity pool of £138bn (2012: £150bn), comfortably above internal and regulatory minimum requirements
- CT1 ratio improved 30bps to 11.1% (2012: 10.8%). CRD IV fully loaded CET1 estimated at 8.1% (2012: 8.2%)[2]
- Stable RWAs result from reduction in legacy assets, offset by foreign currency movements

[1] See slide 33 for adjusting items
[2] For detail on CRD IV assumptions, please refer to slides 11 to 13

4 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Barclays Leverage Plan

Delivery of 3% PRA leverage ratio by June 2014

Leverage ratios (%)

The Leverage Plan agreed with the PRA to meet 3% target by 301 June 2014 comprise capital or capital equivalent actions of £12.8bn:

Underwritten rights issue to raise £5.8bn (net of expenses)

Reduction of leverage exposure – £65-80bn (£2-2.5bn capital equivalent)

Already identified management actions with low execution risk

No material impact on revenue or profit before tax expected

Continue to support lending to customers and clients

Issuance of up to £2bn of CRD IV qualifying Additional Tier 1 securities

Retention of earnings (supported by conduct provisions taken in H1 2013) and other forms of capital accretion

1 Prudential Regulation Authority 2 Reflects already identified, low execution risk management actions; £2.0-2.5bn capital equivalent

5 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Revised Transform financial commitments

50% From

2014 Original 2015 Revised Dates Targets Targets

Return on Equity > CoE > CoE in 2016 2016 Operating Expenses £16.8bn £16.8bn 2015 Cost:Income Ratio mid-50s mid-50s 2015 Pro forma B3 RWAs £440bn £440bn 2015

6 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Diversified profit distribution across the Group

Composition of adjusted profit before tax (excl. CTA) demonstrates the diversification benefits inherent in the universal banking model


(£m)
H1 2012
H1 2013
£4,339m[1]
£4,231m[1]
£309m
Head Office & Other Ops
£2,242m
Investment Bank
£2,558m
£311m
Corporate Bank
£443m
£99m
W&IM
£80m
£183m
Africa RBB
£221m
£751m
Barclaycard
£780m
£592m
UK RBB
£659m
(£148m)
Europe RBB
(£353m)
Head Office & Other Ops
(£157m)

- PBT up 14% to £2,558m driven by strong Equities, Prime Services and IBD performance and reduced operating expenses
- PBT up 42% to £443m as a result of lower impairment charges and lower costs of exited businesses
- PBT down 19% largely owing to increased credit impairment charges and provisions, offsetting a 4% growth in income
- PBT up 21% to £221m despite currency depreciation, primarily due to lower credit impairment provisions in South Africa
- PBT up 4% to £780m reflecting continued growth across the business, primarily in the UK and US
- PBT up 11% to £659m, due to reduction in operating expenses and £25m gain on ING Direct UK acquisition
- PBT slightly down to (£353m) due to continued challenging market conditions

[1] Adjusted PBT excluding £640m of cost to achieve Transform in H1 2013

7 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Capital & Leverage

8 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Capital and leverage ratios over time

Our financial strength continues to serve us well in the current environment and remains a core component of our strategy going forward


Basel 2
Basel 2.5
£bn
5.6%
10.0%
10.8%
11.0%
10.8%
11.1%
24
433
38
383
43
398
43
391
42
387
43
387
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
H1 2013
CT 1 capital
Risk Weighted Assets
CT1 ratio


Basel 2
Basel 2.5
28x
13.6%
8.6%
5.6%
16.6%
13.0%
10.0%
20x
16.9%
13.5%
10.8%
20x
16.4%
12.9%
11.0%
20x
17.0%
13.2%
10.8%
19x
17.4%
13.5%
11.1%
20x
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
H1 2013
Total Capital Ratio
T1 ratio
CT1 ratio
Adj Gross Levge

- CT1 ratio has improved significantly since 2008, despite stricter capital and RWA definitions, to reach 11.1% at end of June 2013
- CT1 capital increased c.£1.2bn in H1 2013 driven by exercise of warrants and earnings, partially offset by conduct costs
- RWA stable during the first half of the year at £387bn, reflecting a reduction in Exit Quadrant businesses, but offset by FX movements.

- Barclays also continued to improve its overall capital position, as total capital ratio increased by 30bps during H1 2013 to 17.4%
- Barclays has deleveraged since 2008, as the Bank strengthens its capital position and tightly manages its balance sheet
- Barclays estimates its current CRD IV leverage ratios at 3.1% and 2.5% on a transitional and fully loaded bases respectively.

9 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

End-state capital structure

Our target capital structure embraces upcoming CRD IV requirements and ICB[1] proposals


17.4%
Total capital ratio
3.9%
£15.2bn
T2
2.4%
£9.2bn
T1 (Traditional)
11.1%
£42.9bn
CT1
Barclays Q2 2013
capital structure
(Basel 2.5)
17.0%
Total capital ratio
5.0%
T2 Senior Unsecured
1.5%
AT1
2%
contingent
capital
10.5%
1.5%
Internal buffer
9%
2.0%
G-SIFI
7%
2.5%
Capital
Conservation Buffer
4.5%
Equity
Barclays 'target'
CRD IV/ICB
capital structure

- Capital plans delivering PRA adjusted 7% fully loaded CET1 ratio by December 2013
- Fully loaded CRD IV CET1 ratio of 10.5% expected to be achieved in early 2015
- Target capital structure anticipates:
  - Expected 9.0% minimum CET1 ratio requirement under CRD IV, excluding counter-cyclical buffer, for G-SIFI[2] banks
  - 1.5% CET1 'internal capital management buffer'
  - 1.5% Additional Tier 1 (AT1) ratio, being the minimum CRD IV requirement
  - 5% Tier 2 (T2)/senior unsecured debt capital to meet ICB 17% PLAC[3] proposal
- Significant role of contingent capital (currently targeting 2% of RWA) in efficiently achieving our capital goal:
  - AT1 CoCos expected to count towards leverage ratio requirements (1.5% of RWA)
  - T2 CoCos strengthen our capital position (0.5% of RWA)
- Successful issuance of US$4bn Contingent Capital Notes (CCNs) across two transactions (in November 2012 and April 2013), contributing to the 0.5% T2 layer

[1] Independent Commission on Banking [2] Global Systemically Important Financial Institution [3] Primary Loss Absorbing Capacity

10 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Estimated capital and RWAs

Barclays continues to manage its business to absorb the impact of changing regulation on capital and RWA

CET1 Transitional1 CET1 Fully-loaded1

30 June 2013

CRD IV impact on CT1 Capital:

Adjustments not impacted by transitional provisions

Conversion from securitisation deductions to RWA 0.8 0.8

Prudential Value Adjustments (PVA) (2.1) (2.1)

Other (0.2) (0.2)

Adjustments impacted by transitional provisions

Goodwill and intangibles 6.1 -

EL > impairment 0.4 (1.0)

Deferred tax assets deduction (0.4) (1.9)

Excess minority interest (0.2) (0.6)

Debit Valuation Adjustment (DVA) (0.1) (0.3)

Gains on available for sale equity and debt — 0.5

Non-significant holdings in Financial Institutions (0.5) (2.5)

Mitigation of non-significant holdings in Financial Institutions 0.5 2.5

CET1 Capital 47.2 38.1

CRD IV impact on RWA:

Credit Valuation Adjustment (CVA) 32.2

Securitisation 19.0

Central counterparty clearing 21.7

Other 11.4

Gross impact 84.3

RWAs (CRD IV) 471.5

CET1 Ratio 10.0% 8.1%

1 Estimated CET1 ratios subject to finalisation of regulation and market conditions

11 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Estimated CRD IV Capital and RWAs – notes

Estimated Capital Ratios are based on/subject to the following:

CRD IV, models and waivers

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Estimated CRD IV Capital and RWAs – notes

Estimated Capital Ratios are based on/subject to the following:

CRD IV, models and waivers

12 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Estimated CRD IV Capital and RWAs – notes

Estimated Capital Ratios are based on/subject to the following:

RWAs

It is assumed that corporates, pension funds and sovereigns that meet the eligibility conditions are exempt from CVA volatility charges

It is assumed all Central Clearing Counterparties (CCPs) will be deemed to be „Qualifying. The final determination of Qualifying status will be made by the European Securities and Markets Authority (ESMA) The estimated RWA increase from CRD IV includes 1250% risk weighting of securitisation positions while estimated capital includes an add back of 50/50 securitisations deducted under the current rules Estimated RWAs for definition of default assume that national discretion over 180 days definition of default remains for UK retail mortgages

„Other CRD IV impacts to RWAs include adjustments for withdrawal of national discretion of definition of default relating to non UK mortgage retail portfolios, Deferred Tax Assets, Significant Holdings in financial institutions, other counterparty credit risk and other items RWAs are sensitive to market conditions. The estimated impact on RWAs for all periods reflects market conditions as at 30 June 2013.

13 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

CRD IV / PRA Leverage ratios


5.3%
(2.5%)
2.8%
(0.0%)
(0.3%)
(0.0%)
2.5%
(0.3%)
2.2%
Dec-12 adj.[1] gross leverage ratio
FL CRD IV[2] adjustments
Dec-12 FL T1 CRD IV leverage ratio
Rebase to FL[3] CET1 leverage ratio
Revised CRD IV & other refinements
H1 13 movements
Jun-13 FL CET1 CRD IV leverage ratio
PRA adjustments
Jun-13 PRA leverage ratio

£bn (rounded numbers for presentation purposes)

	Dec-12 adj. gross leverage ratio	FL CRD IV adjustments	Dec-12 FL T1 CRD IV leverage ratio	Rebase to FL CET1 leverage ratio	Revised CRD IV & other refinements	H1 13 movements	Jun-13 FL CET1 CRD IV leverage ratio	PRA adjustments	Jun-13 PRA leverage ratio
T1 / CET1 capital	51.6	(11.6)	40.0	(0.2)	(2.5)	0.8	38.1	(4.1)	34.0
Leverage exposure	975	438	1,413	-	85	61	1,559	-	1,559

- We will continue to manage our balance sheet on average basis in order to reduce both volatility and absolute level of our adjusted gross leverage
- Additional focus on optimising the business for fully-loaded CRD IV requirements.

[1] Pre-restatement published on 16 April 2013 [2] FL: fully loaded [3] Relates to Absa minority interest excluded from CET1 CRD IV leverage ratio

14 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Liquidity & Funding

15 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Balance sheet wholesale funding[1]

While the balance sheet totals £1.5tn, wholesale funding requirements are limited to £217bn as a consequence of its structure

(£bn)

Trading portfolio assets Reverse repurchase agreements	259	=	259	Repurchase agreements
Reverse repurchase agreements	59	=	59	Trading portfolio liabilities
Derivative financial instruments	401	>	394	Derivative financial instruments
Liquidity pool	138	>	93	< 1 year wholesale debt
Other unencumbered assets	136	<	181	> 1 year wholesale debt and equity

- Trading portfolio assets and reverse repurchase agreements largely funded in wholesale markets by repurchase agreements and trading portfolio liabilities
- The majority of the reverse repurchase agreements are matched by repurchase agreements[2]. The remainder of reverse repurchase agreements are used to settle trading portfolio assets
- Derivative assets and liabilities are largely matched
- Liquidity pool is funded by wholesale debt, the majority of which matures in less than one year
- Decreasing reliance on wholesale funding (£217bn as at 30 June 2013)

[1] Figures on this slide exclude Absa
[2] As at 30 June 2013, 80% (31 December 2012) of matched book activity was secured against highly liquid assets, limited to government bonds, US agency securities, and US agency mortgage-backed securities. Includes collateral swaps

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BARCLAYS

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Liquidity pool

Barclays efficiently maintains a strong and high-quality liquidity pool consisting of unencumbered assets

- £138bn liquidity pool, with 86% held in cash, deposits with central banks and high quality government bonds
- Although not a requirement, the pool exceeds wholesale funding maturing in less than one year
- £14bn surplus against both 1-month Barclays specific stress test and anticipated LCR

	Barclays specific 1 month	Basel 3 – LCR[1] 1 month	Basel 3 – NSFR 1 year
30.06.2013	**111%**	**111%**	**105%**
31.12.2012	129%	126%	104%

2013-2015 strategy:

- Right-size liquidity pool, in context of prevailing market conditions, without altering our Liquidity Risk Appetite (LRA)
- Optimise pool composition while maintaining conservative approach and investing only in very high quality assets

→ Expect to reduce liquidity cost to less than £300m by 2015, excluding benefits from reduced funding cost in slide 18


£bn
43
2
11
30
127
12
34
81
154
18
40
96
152
11
36
105
150
19
46
85
138
20
47
71
110-130
c. 55%
c.45%
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
H1 2013
Projected 2015
Other Available Liquidity
Government Bonds²
Cash & Deposits at Central Banks
Non cash and deposits with central banks³

[1] January 2013 revised text [2] In 2011, 2012 and 2013, over 80% from the UK, the US, Japan, France, Germany, Denmark, Switzerland and the Netherlands [3] Government bonds and other highly liquid and unencumbered assets

17 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Funding

Diverse funding sources, across customer deposits and wholesale debt, provide protection against unexpected fluctuations


£bn
138%
130%
124%
118%
110%
102%
462
336
420
322
428
346
432
365
424
385
470
460
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
H1 2013
Group L&A to Customers
Group Deposits from Customers
Group LDR

- Group Loan to Deposit Ratio (LDR) has improved to 102% as at 30 June 2013
- LDR improvement in H1 2013 driven by ING Direct UK acquisition and additional deposit taking, while continuing lending to customers
- Total funding increased as deposit growth exceeded reduction in wholesale funding

2011-2015 total funding (excl. Absa)


£540bn
£552bn
Total funding
16%
20%
7%
4%
53%
14%
18%
7%
4%
58%
c.35-40%
c.60-65%
Dec 2012
Jun 2013
Projected 2015
Customer deposits
Sub. debt
Secured term funding
Short term debt and other deposits
Unsecured term funding
Wholesale debt

2013-2015 Strategy

- Group LDR of c.103-107% ratio targeted by 2015
- Optimisation of balance sheet funding through:
  - Substitution of unsecured with secured debt
  - Optimisation of term structure
  - Refinancing at lower market spreads
  - Replacement of wholesale debt with customer deposits

> Improved risk profile: more stable and diverse sources of funds

> Lower senior funding cost: projected annual savings of £400- 450m by 2015

18 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

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STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Wholesale funding

Despite reduced requirements for wholesale funding, Barclays maintains access to a variety of secured and unsecured funding sources across multiple currencies and maturities

2013

- Total wholesale funding of £217bn as at 30 June 2013 (2012: £240bn):
  - £93bn matures in less than one year (2012: £102bn)
  - £30bn matures within one month (2012: £29bn)
- £7bn of term funding maturities for remaining of 2013
- US$1bn contingent capital issuance in April 2013, in conjunction with liability management exercise targeting Tier 2 securities

2013-2015 Strategy

- Reduction in wholesale funding requirements, due to increased deposit taking and legacy asset run-off
- Growing usage of secured funding, while maintaining customer L&A encumbrance levels below 25% (H1 2013: 14%)
- Continued participation in Bank of England's FLS
- Continued support to a viable and scalable contingent capital market
- Stabilisation of WAM (excl. liquidity pool) at c.54-57 months
- Commitment to public benchmark issue

Diverse wholesale funding base[1] (as at 30 June 2013)

By Product


14%
18%
2%
11%
26%
12%
10%
7%
Deposits from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds / ABS
Subordinated liabilities
Other 2

By Currency

	USD	EUR	GBP	Others
As at 30 June 2013	36%	34%	21%	9%
As at 31 December 2013	31%	38%	22%	9%

By remaining maturity: WAM excl. liquidity pool ≥ 61 months


14%
11%
7%
11%
16%
41%
≤1 month
>1 mth but ≤3 mths
>3 mths but ≤6 mths
>6 mths but ≤12 mths
> 1 year but ≤2 years
> 2 years

[1] As defined in p.59 of Barclays PLC – 2013 Interim Results Announcement, 30 June 2013, see also slide 46

[2] Including gold repo (£7.4bn) and fair valued deposits (£5.7bn)

19 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Asset Quality

20 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Strong asset quality

Despite a challenging macroeconomic environment, retail and wholesale portfolios continue to perform well, as evidenced by limited Credit Risk Loans (CRLs) and declining loan loss rates


47.9%
48.9%
49.7%
51.6%
53.8%
39.0%[1]
4.8%
156 bps
5.1%
118 bps
4.4%
77 bps
3.2%
70 bps
2.8%
63 bps
FY 2009
FY 2010[1]
FY 2011
FY 2012
H1 2013
CRLs % of Gross L&A
Loan Loss Rate
CRL Coverage
CRL Coverage (excl. Protium)

Continuous reduction in CRL balances reflecting Barclays conservative approach to credit risk management

- CRL balances decreased by 3% in H1 2013 reflecting improvements in both the wholesale and retail portfolios
- CRL coverage strengthened further to 53.8%
- Loan Loss Rate continued to improve, due to the improved impairment performance coupled with an expansion in loan balances

Definitions:

- CRLs consist of impaired loans, accruing past due 90 days or more and impaired or restructured loans

$$\text{Loan loss rate} = \frac{\text{annualised impairment charge}}{\text{gross loans \& advances}}$$

$$\text{CRL coverage} = \frac{\text{impairment allowance}}{\text{Credit Risk Loans}}$$

[1] 1 FY 10 CRLs include £7,560m loan to Protium, with associated £532m impairment charge

21 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

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STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Impairments well contained

Reduction in credit impairment charges in H1 2013 reflects improvements in Corporate Banking and Africa RBB, partially offset by increases in other businesses

Loan loss rate (bps)[1]


Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Q2 13
Q2 13 Impairment
Investment Bank
17
22
15
13
(5)
19
£195m
Corporate
117
124
125
127
74
76
£128m
W&IM
16
19
16
17
25
43
£35m
Africa RBB
122
186
204
202
148
146
£94m
Barclaycard
309
295
302
294
340
339
£313m
UK RBB
25
19
21
21
27
26
£89m
Europe RBB
51
61
61
64
70
70
£72m
Group
63
67
66
70
56
63
£925m

1 Annualised

- Stable loan loss rate (LLR) trend at group level reflecting Barclays' well managed and conservative risk profile
- Group LLRs remain significantly below longer term average of 91bps
- Improved performance in wholesale lending in H1 2013 reflects lower charges in Corporate Banking in Europe despite the challenging nature of the economic conditions in that region
- Higher charges in retail businesses principally reflects
  - Increase in South Africa Card portfolios in Barclaycard, including the impact of portfolio acquisitions. Barclaycard LLRs in the UK and US trending at low levels
  - Increased impairments in UK RBB principally due to the non-recurrence of provision releases in 2012
- Increase in the IB in Q2 2013 reflects a charge against a single name exposure, partially offset by a number of releases

22 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

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STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Reduced exposure to the Eurozone periphery

Barclays continues to manage down its direct exposures to the Eurozone periphery, while reducing redenomination risk in Spain and Portugal

Exposures by geography


£bn
£67.5bn
5.7
9.9
25.3
26.5
£59.0bn
4.9
7.9
22.7
23.5
£56.9bn
5.6
7.1
22.0
22.3
FY2011
FY 2012
H1 2013
Spain
Italy
Portugal
Ireland

Exposures by asset class


£bn
£67.5bn
7.5
34.3
12.5
6.0
7.1
£59.0bn
6.2
32.5
9.2
5.7
5.4
£56.9bn
6.3
33.3
9.0
5.6
2.7
FY2011
FY 2012
H1 2013
Sovereign
Financial Institutions
Corporate
Residential Mortgages
Other Retail Lending

- Active management of exposure to Eurozone periphery countries
- Exposure to Spain, Italy, Portugal and Ireland reduced to £56.9bn over H1 2013, as sovereign exposures decreased by 50% to £2.7bn
- Barclays repaid €1.2bn of funding raised through the ECB's 3 year LTRO in H1 2013, leaving €7bn outstanding as at 30 June 2013
- Spain and Portugal local net funding mismatches stable over H1 2013
  - Spain; €1.8bn funding surplus (2012: €2.3bn)
  - Portugal: €4.4bn funding gap (2012: €4.1bn)
  - Italy: €13.6bn funding gap (2012: €11.8bn)[1]

[1] Redenomination risk significantly lower in Italy where we also have collateral available to support additional secured funding should the risk increase

23 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays Exit Quadrant

With a good track record in reducing legacy assets, we now focus on reducing our expanded Exit Quadrant portfolios



£bn
94
15
34
11
34
12
14
68
14
25
5
24
Targeted reduction in IB positions
36
Dec 12 CRD IV RWAs
Legacy reduction[1]
Derivatives efficiencies
Jun 13 CRD IV RWAs
Target Dec 15 CRD IV RWAs
Portfolio assets excluding derivatives[2]
Corporate monoline derivatives
Pre CRD-IV rates
Corporate Europe & ERBB legacy assets

- As a result of the strategic review, the scope of assets targeted for active run-down was expanded to £94bn on an estimated CRD IV basis to include businesses that have become uneconomic and erode current returns
- We target a reduction of the legacy positions in the Investment Bank to £36bn of estimated CRD IV RWAs by December 2015
- Between 2008 and 2012, Barclays successfully managed down legacy assets, reducing the CME portfolio by c.80% based on total assets
- In H1 2013, Exit Quadrant businesses CRD IV RWAs in the IB declined by £24bn driven by £10bn of legacy asset reductions and £14bn of derivatives optimisation

[1] £10bn of the legacy reduction relates to the Investment Bank [2] Portfolio assets include credit market exposures and additional legacy assets

24 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Credit ratings

25 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Rating and outlook changes

Despite re-rating of sector by all main rating agencies in the last 18 months, Barclays' rating remains strong and in line with peers'

	Barclays Bank plc	
	1 Jan 2012	31 Jul 2013
Standard & Poor's		
Long Term	A+ (Stable)	A (Stable)
Short Term	A-1	A-1
Stand-Alone Credit Profile (SACP)	a-	bbb+
Moody's		
Long Term	Aa3 (Negative)	A2 (Negative)
Short Term	P-1	P-1
Bank Financial Strength Ratio (BFSR)	c (Stable)	c (Stable)
Fitch		
Long Term	A (Stable)	A (Stable)
Short Term	F1	F1
Visibility Rating	a	a
DBRS		
Long Term	AA High (Stable)	AA (Negative)
Short Term	R-1 High (Stable)	R-1 High (Negative)

- Barclays' ratings and outlooks have been adversely impacted by:
  - Global economic slowdown and prolonged crisis in the Eurozone area
  - Credit rating agency reassessments of risks inherent with large and complex capital market operations
- Current ratings reflect Barclays' "strong franchise", "historically low earnings volatility relative to peers", "diverse revenue streams", "strong asset quality relative to peers" and "sound financial profile"
- Opposite table reflects S&P 1-notch downgrade of BBPLC's long-term and SACP ratings on 2 July 2013 resulting from its view of increased risk for some large Europe-based banks operating in investment banking. BBPLC's short-term rating of A-1 was affirmed
- Barclays Leverage Plan viewed as "credit positive" for bondholders

26 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Credit rating management

Barclays prudently manages the impact of credit

Provision of relevant information to credit rating agencies so they take informed and independent views of Barclays credit worthiness

Potential outflows related to a multiple-notch credit downgrade are included in the Liquidity Risk Appetite (LRA)

Barclays reserves for potential rating action in its liquidity pool

The below table shows contractual collateral requirements and contingent obligations following potential future one and two notch long-term and associated short-term simultaneous downgrades across all credit rating agencies1

The S&P downgrade on 2 July 2013 did not have a significant impact on Barclays contractual exposure.

Contractual credit rating downgrade exposure (as at 30 June 2013)

One-notch

Two-notch

Total cumulative cash outflow

£bn

£bn

Securitisation derivatives

7

9

Contingent liabilities

6

6

Derivatives margining

—

1

Liquidity facilities

1

1

Total

14

17

1These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity

27 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Summary

Business Model

A major global financial services provider with strong customer focus and client franchise

Diversified businesses, in multiple geographies, delivering resilient underlying earnings

Solid capital position with clear plan to deliver fully loaded CRD IV CET1 ratio in excess of

Capital

10.5% by December 2015

Making good progress in delivery of RWA optimisation plans, to offset the impact of new regulation and grow selected businesses

Acceleration of actions to deliver a PRA-defined leverage ratio of 3% by June 2014, with no

Leverage

material impact on our revenue

Rights issue included in leverage plans would result in a 123bps increase in our estimated

CET1 ratios

Diversified funding base, combining customer deposits and wholesale funding, in multiple

Liquidity & Funding

currencies and different maturities

Sound liquidity position, already compliant with anticipated CRD IV requirements –Liquidity

Coverage Ratio (LCR), Net Stable Funding Ratio (NSFR)

Strengthening financial position and processes to maximise business stability and continuity

Regulation

Proactive and practical approach to managing regulatory changes, including structural reform

28 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

STRATEGIC OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Appendix

29 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Resilient performance

£m

8,771

8,167

8,081

8,108

7,440

7,445

7,287

7,563

7,238

7,750

7,549

7,384

7,734

7,337

7,001

7,002

6,867

6,213

2,395

1,569

1,754

1,822

1,977

1,694

1,944

1,865

1,786

1,805

1,090

1,256

1,141

1,273

1,471

1,310

1,395

501

Q1-09

Q2-09

Q3-09

Q4-09

Q1-10 Q2-10

Q3-10

Q4-10 Q1-11

Q2-11

Q3-11 Q4-11 Q1-12 Q2-12

Q3-12

Q4-12

Q1-13

Q2-13

Adjusted Income1,2

Adjusted PBT

Bank Levy (2012: £345m; 2011: £325m)

1 Net of insurance claims 2011 2 Please see slide 33 for adjusting items and respective quarterly reports for further details

30 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Net interest income

2013

2012

Six months ended –June

(£m)

(£m)

Customer assets

3,506

3,320

Customer liabilities

1,599

1,571

Total customer income1

5,105

4,891

Product structural hedge

433

487

Equity structural hedge

149

154

Other

(59)

(24)

Total non-customer income1

523

617

Total RBB, Barclaycard, Corporate Banking and

5,628

5,508

Wealth and Investment Management

Investment Bank

86

364

Head Office and Other Operations

(137)

257

Group net interest income

5,577

6,129

1 Includes RBB, Barclaycard, Corporate Banking and Wealth and Investment Management

31 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Net interest margins and volumes

Total

UK

Europe

Africa

Barclay-

Corporate

Wealth

interest

Six months ended –June 2013

Total1

RBB

RBB

RBB

card

Banking

and IM

income1

(£m)

Net interest margin (%):

1.27

0.81

3.11

8.36

1.23

1.08

1.77

5,628

Of which customer margin (%)

1.03

0.45

2.94

8.61

1.14

0.94

1.60

5,105

£132,778

40,129

28,925

35,984

67,168

22,145

327,129

Average customer liabilities

124,312

14,124

18,722

3,226

95,875

58,436

314,695

(£m)

Six months ended –June 2012

Net interest margin (%):

1.38

0.78

3.23

8.99

1.27

1.25

1.86

5,508

Of which customer margin (%)

1.03

0.46

3.01

9.71

1.15

0.98

1.66

4,891

£122,343

41,207

32,386

32,832

69,768

19,137

317,673

Average customer liabilities

£110,540

15,523

19,783

n/m

83,357

48,264

277,467

1 Includes RBB, Barclaycard, Corporate Banking and Wealth and Investment Management

32 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Adjusting items to profit before tax1

2013

2012

Change

Six months ended –June

(£m)

(£m)(%)

Statutory profit before tax

1,6771

871

Own credit (gain)/charge

(86)

2,945

Gain on disposal of BlackRock investment

—

(227)

Provision for PPI redress

1,350

300

Provision for interest rate hedging productsredress

650

450

Adjusted profit before tax

3,5911

4,339(17)

1 Includes costs to achieve Transform of £640m

33 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Adjusted profit before tax by cluster1

2013

2012

Change

Six months ended –June

(£m)

(£m)

(%)

UK RBB

632

592

7

Europe RBB

(709)

(148)

Africa RBB

212

183

16

Barclaycard

775

751

3

Investment Bank

2,389

2,242

7

Corporate Banking

402

311

29

Wealth and Investment Management

47

99

(53)

Head Office and Other Operations

(157)

309

Group

3,591

4,339

(17)

1 Includes costs to achieve Transform of £640m

34 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Impact of costs to achieve Transform

Six months ended –June

Return on

Costs to

Profit before

Cost:Income

Adjusted performance measures by business,

achieve

tax

average

ratio

excluding costs to achieve Transform

Transform

equity

(£m)

(£m)

(%)

(%)

UK RBB

(27)

659

12.7

63

Europe RBB

(356)

(353)

(25.6)

120

Africa RBB

(9)

221

3.6

68

Barclaycard

(5)

780

19.5

41

Investment Bank

(169)

2,558

16.5

58

Corporate Banking

(41)

443

7.8

55

Wealth and Investment Management

(33)

80

4.5

87

Head Office and Other Operations

—

(157)

(2.2)

(18)

Group excluding costs to achieve Transform

(640)

4,231

9.5

61

35 | H1 2013 Fixed Income Investor Presentation 2013 | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Transform – costs update

Over the next 3 years, results will be affected by and customer proposition beyond 2015

(£bn)

Adjusted operating expenses

Cost to achieve

Operating expenses

19.7

1.2

18.5

5%

1.0

17.3

4%

0.5

18.5

18.5

17.5

16.8

2012

2013

2014

2015

Estimate

Estimate

Target

36 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Adjusted Return on Equity (RoE)

RoE improvements in three of seven businesses, with the Investment Bank achieving 15.4% and Barclaycard 19.3%

(%)

H1 2012 RoE

H1 2013 RoE 1

10.6%

Group

7.8%

12.2%

UK RBB

12.2%

(10.9%)

Europe RBB

(49.1%)

2.5%

Africa RBB

3.0%

20.1%

Barclaycard

19.3%

13.4%

Investment Bank

15.4%

3.8%

Corporate Banking

7.1%

7.3%

Wealth and Investment Mgmt

2.5%

1 Includes effect of costs to achieve – for RoE excluding costs to achieve, see slide 35

37 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE | CAPITAL | ASSET QUALITY | LIQUIDITY & FUNDING | REGULATION

Movements in CRD IV and PRA leverage ratios

(£bn)	FY 12 Pillar 3	*Revised CRD IV & other refinements*	FY 12 revised estimate[1]	*H1 13 movements*	H1 13 RA
Derivative financial assets	469	-	469	(66)	403
Reverse repurchase agreements and other similar secured lending	177	-	177	46	223
Loans & advances and other assets	844	(2)	842	65	907
Total assets (IFRS balance sheet)	1,490	(2)	1,488	45	1,533
Derivatives netting adjustment	*(390)*	*-*	*(390)*	*66*	*(324)*
Potential future exposure (PFE) add-on	*161*	*126*	*287*	*21*	*308*
SFT adjustments	*(5)*	*(53)*	*(58)*	*(72)*	*(130)*
Undrawn commitments	*179*	*8*	*187*	*3*	*190*
Regulatory deductions and other adjustments	*(22)*	*6*	*(16)*	*(2)*	*(18)*
CRD IV exposure measure adjustments	**(77)**	**87**	**10**	**16**	**26**
Fully loaded CRD IV leverage exposure measure	1,413	85	1,498	61	1,559
CRD IV fully loaded Tier 1 capital	40.0	(2.5)	37.5	0.8	38.3
CRD IV fully loaded leverage	2.8%		2.5%		2.5%
CRD IV fully loaded CET1 capital	39.8	(2.5)	37.3	0.8	38.1
Additional Prudential Value Adjustment					*(2.1)*
Other valuation adjustments					*(2.0)*
PRA CET1 adjustments					**(4.1)**
PRA adjusted fully loaded CET 1 capital					34.0
PRA leverage ratio					2.2%
CET1 capital gap to 3% PRA leverage target					12.8
Leverage exposure gap to 3% PRA leverage target					427

[1] Represents revised estimate of leverage incorporating changes following the issuance of the final CRD IV text in June 2013, including updates to methodology arising from changes in the text and other refinements to the calculations, applied as at 31 December 2012

38 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Notes on exposure measure adjustments

Derivatives netting adjustment: Regulatory netting applied across asset and liability mark-to-market derivative positions, pursuant to legally enforceable bi-lateral netting agreements and otherwise meeting the requirements set out in CRD IV

Potential Future Exposure (PFE) add-on: Regulatory add on for potential future credit exposure on both exchange traded and OTC derivative contracts, calculated by assigning a standardised percentage (based on underlying risk category and residual trade maturity) to the gross notional value of each contract. PFE measure recognises some netting benefits where legally enforceable bi-lateral netting agreements are in place, but these are floored at 40% of gross PFE by netting set, regardless of whether a positive or negative mark-to market exists at the individual trade level. Identified low risk management actions to reduce PFE add-ons are expected through improved application of existing legal netting agreements and further data quality enhancements

Securities Financing Transactions (SFT) adjustments: under CRD IV the IFRS exposure measure for SFTs (e.g. repo/reverse repo) is replaced with the Financial Collateral Comprehensive Method (FCCM) measure. FCCM is calculated as exposure less collateral, taking into account legally enforceable master netting agreements, with standardised adjustments to both sides of the trade for volatility and currency mismatches. Identified low risk management actions to reduce SFT leverage exposure under CRD IV are expected through improvements in the application of collateral and enhanced trade and counterparty data

Undrawn Commitments: Regulatory add on relating to off balance sheet undrawn commitments based on a credit conversion factor of 10% for unconditionally cancellable commitments and 100% for other commitments. The rules specify additional relief to be applied to trade finance related undrawn commitments which are medium/low risk (20%) and medium risk (50%).

For Barclays, this relief is not estimated to be material

39 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

RWAs by Business

ASSET QUALITY

LIQUIDITY & FUNDING

REGULATION

Risk weighted assets were broadly flat; increase in business activity offset by currency movements, methodology and model changes

As at 30 Jun 13 31 Dec 12

(Łm) (Łm)

UK RBB 43,609 39,088

Europe RBB 16,733 15,795

Africa RBB 25,492 24,532

Barclaycard 38,801 37,836

Investment Bank 168,842 177,884

Corporate Banking 73,120 70,858

Wealth and Investment Management 16,979 16,054

Head Office and Other Operations 3,654 5,326

Total RWAs 387,230 387,373

40 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Stable exposure to the Eurozone periphery1

Default;Fixed Income Investor PresentationLonnqvist, Sofia : Investor Relations

1 Total net on-balance sheet exposure as at 30 Jun 2013 for Cyprus and Greece was £207m and £69m respectively

As at 30 June 2013

Spain

(£m)

Italy

(£m)

Portugal

(£m)

Ireland

(£m)

Total

(£m)

Sovereign

292

1,967

388

26

2,673

Corporate

4,976

1,489

1,357

1,144

8,966

Residential mortgages

13,546

16,034

3,595

108

33,283

Financial institutions

1,028

390

30

4,194

5,639

Other retail lending

2,436

2,072

1,720

114

6,342

Total1

22,278

21,952

7,090

5,586

56,906

Total as at 31 December 2012

23,463

22,725

7,900

4,928

59,016

41 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Spanish exposures

Retail

Gross mortgage exposure by location of outstanding balances2

Average balance weighted marked to market LTV of 65.7%

0.7% of home loans greater than 90 days in arrears1.

Corporate Barcelona c.13%

£3.1bn net lending to corporates and £1.0bn impairment providing 58% coverage on £1.7bn CRLs This includes £1.7bn net lending to property and construction with £0.7bn impairment providing CRL

Madrid coverage of 61%. c.29%

Sovereign

Sovereign holdings of £0.3bn largely consist of holdings in government bonds held at fair value through profit and loss

Redenomination

Local net funding surplus decreased from £2.3bn to

€1.8bn during H1 2013 driven by partial repayment of the LTRO

1 Greater than 90 days in arrears exclude recovery balances 2 As at 31 December 2012

42 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE | CAPITAL | ASSET QUALITY | LIQUIDITY & FUNDING | REGULATION

Portuguese exposures

Retail

- Average balance weighted LTVs of 79.7%
- 0.4% of home loans greater than 90 days in arrears[1]

Corporate

- £1.1bn net lending to corporates and £0.3bn impairment providing 58% coverage on £0.5bn CRLs
- This includes £0.3bn net lending to property and construction

Sovereign

- Sovereign holdings of £0.4bn largely consist of AFS government bonds. No impairment and £5m (December 2012: £4m loss) cumulative fair value gain held in the AFS reserve

Redenomination

- Local net funding mismatch increased from €4.1bn to €4.4bn during H1 2013 driven by partial repayment of the LTRO

Gross mortgage exposure by location of outstanding balances[2]


Porto
c.15%
Lisbon
c.40%

[1] Greater than 90 days in arrears exclude recovery balances [2]As at 31 December 2012

43 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

PERFORMANCE CAPITAL ASSET QUALITY LIQUIDITY & FUNDING REGULATION

Italian exposures

Retail Gross mortgage exposure by location of outstanding balances2

Average valuation weighted marked to market LTVs of 46.6%

1.0% of home loans greater than 90 days in arrears1

Milan c.10%

Corporate

£1bn net lending to corporates focused on large corporate clients with very limited exposure to property sector Balances in early warning lists broadly stable, excluding the inclusion of a single counterparty

Sovereign

Sovereign holdings of £1.2bn largely consist of government bonds held at fair value through profit and loss and AFS government bonds with a £14m cumulative fair value gain in the AFS reserve

Rome

Redenomination c.19%

Local net funding mismatch increased from €11.8bn to

€13.6bn during H1 2013

1 Greater than 90 days in arrears exclude recovery balances 2 As at 31 December 2012

44 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE

Liquidity & funding management framework

Barclays has developed a dynamic liquidity framework and a diversified funding base, while maintaining protection against unexpected fluctuations

Liquidity risk framework

Liquidity framework meets the Prudential Regulation Authority (PRA) standards Liquidity framework ensures that sufficient financial resources of appropriate quality are maintained Barclays manages its liquidity pool at Group level and allocates costs to businesses based on their liquidity risk appetite Barclays has established the Liquidity Risk Appetite (LRA) providing a Group-wide perspective LRA is measured with reference to the liquidity pool as a percentage of anticipated stressed net outflows for each of the following three scenarios:

– a Barclays-specific stress event (1 month) – a market-wide stress event (3 months) – a combination of the two (1 month)

Under normal market conditions, the liquidity pool must exceed 100% of anticipated outflows Since June 2010, Barclays reports its liquidity against

PRAs Individual Liquidity Guidance (ILG)

Funding structure

Barclays maintains access to a variety of alternative funding sources (deposits, secured and unsecured debt capital markets), in order to:

– Avoid over reliance on any particular funding source

– Optimise the use of its high quality assets and low level of encumbrance

– Minimise cost of funding

Retail and Business Banking, Corporate Banking and Wealth & Investment Management activities largely funded by customer deposits, with remainder covered by secured funding Investment Bank activities primarily funded through wholesale markets Absa funding position separately managed due to local currency and funding requirements Barclays prudently manages its liabilities, while aligning its interests with investors

45 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE

LIQUIDITY & FUNDING

Wholesale funding composition

1 month >1 month >3 months >6 months Total >1 year but >2 years Total

As at 30 June 2013 but 3 but 6 but 12 1 year 2 years

months months months

(£bn) (Łbn) (Łbn) (Łbn) (Łbn) (Łbn) (Łbn) (Łbn)

Deposits from banks 16.0 5.2 1.7 0.8 23.7 6.0 1.8 31.5

Certificates of deposit and

commercial paper 6.5 13.0 9.5 6.0 35.0 1.8 1.2 38.0

Asset backed commercial paper 2.9 1.6 —— 4.5 4.5

——

Senior unsecured MTNs (public

benchmark) — 0.5 — 6.1 6.6 4.7 11.8 23.1

Senior unsecured MTNs (private

placement) 0.8 2.5 2.3 6.9 12.5 11.2 32.1 55.8

Covered bonds / ABS — 0.1 0.1 1.3 1.5 9.3 15.5 26.3

Subordinated liabilities —— 0.1 — 0.1 0.2 21.3 21.6

Other 4.1 1.7 1.2 2.4 9.4 1.2 5.1 15.7

Total 30.3 24.6 14.9 23.5 93.3 34.4 88.8 216.5

Of which secured 5.1 3.3 1.3 2.5 12.2 9.9 16.0 38.1

Of which unsecured 25.2 21.3 13.6 21.0 81.1 24.5 72.8 178.4

Total as at 31 December 2012 29.4 39.4 17.5 15.4 101.7 28.3 109.7 239.7

Of which secured 5.9 4.0 2.4 1.3 13.6 5.2 21.6 40.4

Of which unsecured 23.5 35.4 15.1 14.1 88.1 23.1 88.1 199.3

46 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE

CAPITAL

ASSET QUALITY

LIQUIDITY & FUNDING

REGULATION

Term funding plans1

Commitment to maintain access to a diversified funding base, across different products and multiple currencies Reduced funding requirements due:

– Higher than expected deposit growth

– Run down of legacy assets

– Pre-funding of 2013 requirements in 2012

2012 Maturities 2012 Issuances 2013 Maturities 2013 Issuances 2014 Maturities 2014 Issuances 2015 Maturities 2015 Issuances

Term funding maturities Unsecured term funding (senior public & private, and subordinated debt) Secured term funding (excl. FLS)

1 Projections based on market conditions prevailing at end of June 2013, net of buy backs

Commitment to maintain access to a diversified funding base, across different products and multiple currencies

Reduced funding requirements due:

–Higher than expected deposit growth

–Run down of legacy assets

–Pre-funding of 2013 requirements in 2012

Term funding plans1 47 | Barclays Fixed Income Investor 2012 Results Call | 13 February 2013 H1 2013 Fixed Income Investor Presentation | 30 July 2013 2015 Maturities

2015 Issuances

2014 Maturities

2014 Issuances

2013 Maturities

2013 Issuances

2012 Maturities

2012 Issuances

Term funding maturities

Unsecured term funding (senior public & private, and subordinated debt)

Secured term funding (excl. FLS) c.£22bn c.£18bn £1-3bn1 c.£24bn c.£27bn

£8-10bn1

£6-8bn1

c.£27bn

Term funding maturities Unsecured term funding (senior public & private, and subordinated debt) Secured term funding (excl. FLS)

1 Projections based on market conditions prevailing at end of June 2013, net of buy backs

47 || Barclays H1 2013Fixed FixedIncome IncomeInvestor Investor2012 Presentation Results Call | 30 | 13 July February 2013 2013

PERFORMANCE

Unsecured medium-term notes and subordinated liabilities

Barclays is a major Medium-Term Notes (MTNs) issuer, with private and public MTNs and subordinated liabilities representing c.46% of its total wholesale funding, or £100.5bn, as at 30 June 2013

Senior

Subordinated

MTN programme is an important component of Barclays diversified wholesale funding base

Barclays is committed to continue issuing MTNs, even though its wholesale funding needs are decreasing At end of June 2013, senior MTNs outstanding amounted to

£78.9bn

56% of MTNs mature in more than 2 years

Subordinated liabilities represent an important component of Barclays diversified wholesale funding base Barclays is committed to continue issuing subordinated liabilities, even though its wholesale funding needs are decreasing At 30 June 2013, outstanding subordinated liabilities amounted to £21.6bn In April, Barclays issued a further US$1.0bn of Tier 2 contingent capital notes and repurchased existing Tier 2 instruments for a similar amount, as a step in transitioning towards its end state CRD IV capital structure

Barclays’ senior unsecured spreads

Barclays 4.0% due on 20 Jan 2017 (Z-Spread to Maturity)

5-yr iTraxx SovX Western Europe

5-yr iTraxx senior financials Barclays 5-yr EUR senior CDS

Source: Barclays Live –

48 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE

CAPITAL

ASSET QUALITY

LIQUIDITY & FUNDING

REGULATION

PERFORMANCE | CAPITAL | ASSET QUALITY | **LIQUIDITY & FUNDING** | REGULATION

Secured funding

High-quality assets and contained encumbrance levels allow Barclays to maintain access to secured funding

Highlights

- Secured term funding backed by prime assets, including residential mortgages, credit cards and corporate loans, with focus on highly rated term issuance
- Barclays remain committed to the BoE Funding for Lending Scheme (FLS). In H1 2013, an estimated £42bn of FLS eligible gross new lending to UK households and businesses was made
- First securitisation programme backed by US domiciled credit card receivables registered with SEC in Q4 2012
- Prudent customer L&A encumbrance level of 14%.

Wholesale secured funding


12%
4%
19%
65%
ABCP (all ≤ 1yr)
Covered bonds/ABS (≤ 1yr)
Gold repo
Covered bonds/ABS (> 1yr)

Total: £38.1bn (excluding Absa)

Public secured funding platforms


UK Mortgages
UK Covered Bonds
144a/Reg S
€/£/$/CHF
Gracechurch RMBS
144a/Reg S
€/£/$
UK/US Cards
Gracechurch Cards (UK Cards)
144a/Reg S
€/£/$
Dryrock (US Cards)
SEC
$

2005-2013 Public secured term funding issuance as at H1 13 (£bn)


4.5
3.5
6.0
0.1
6.0
1.8
3.7
0.3
2.4
5.0
3.0
6.0
0.3
5.6
1.8
2005
2006
2007
2008
2009
2010
2011
2012
2013
UK Cards
Covered bond
RMBS
FLS

Additional information on secured funding, including monthly reports, available on Barclays.com

49 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

PERFORMANCE | CAPITAL | ASSET QUALITY | LIQUIDITY & FUNDING | REGULATION

Contingent Capital Notes (CCNs)

Barclays sees significant value in contingent capital notes and has issued US$4.0bn of this subordinated debt as the Group transitions to its end-state CRD IV / ICB capital structure

Strategy

- Build a 2% CCN layer, comprising 1.5% of Additional Tier 1 and 0.5% of Tier 2 in end-state capital structure
- Support development of a stable and viable contingent capital market, that is required to efficiently transition banks' capital position to CRD IV compliant structures.

Key features

Terms of the April 2013 trade were similar to the previous CCN issuance but, in addition, included acknowledgement of a prospective statutory UK bank resolution bail-in power

- Subordinated USD-denominated Tier 2 instruments
- Permanent write-down feature when Barclays PLC's CT1 / transitional CET1 (post-CRD IV implementation) falls below 7% (trigger event)
- 100% benefit towards the Group's nominal loss absorbing capital requirements
- SEC registered
- Listed on London Stock Exchange
- BB+[1] / BBB- rating from S&P and Fitch respectively.

	US$4.0bn of CCNs raised through two global trades		Distribution	
	Pricing	Maturity	Orderbook	Accounts
US$3.0bn raised in November 2012	7.625% (ms+600bp)	10-year bullet	> US$17bn	>600
US$1.0bn raised in April 2013	7.750% (ms+683bp)	10NC5	>US$3.5bn	>240

Combined allocation by geography


c. 50%
c. 30%
c.15%
c. 5%
US
Europe
Asia
Other

[1] Pre the downgrade on 2 July 2013, S&P rated the securities BBB- (see slide 27 for more information on the S&P downgrade

50 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

Barclays funding cost

5-year USD Z-spread (as at 30 June 2013)1

272 231 242 245 195 196 144 156 120 126 131

94 102 105 87

HSBC UBS Bank Sachs RBS Suisse Morgan Paribas Stanley Nomura Barclays Generale CitigroupAmerica

JP of Macquarie Credit Deutsche BNP Societe Goldman Bank Morgan

5-year CDS vs. iTraxx

iTraxx, 5-yr EUR senior fin

Barclays, 5-yr EUR senior CDS

1 Exact maturities of bonds included in comparison may differ somewhat due to which spreads are not fully comparable

51 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

PERFORMANCE

CAPITAL

ASSET QUALITY

LIQUIDITY & FUNDING

REGULATION

PERFORMANCE | CAPITAL | ASSET QUALITY | LIQUIDITY & FUNDING | REGULATION

UK banking reform

Barclays backs initiatives to improve stability of the UK banking system and support a sustainable economy, however, requires alignment with international regulation and careful consideration of implementation costs

Proactively thinking about structural reforms / ring-fenced structure recommended by ICB[1] and HM Treasury

Regulatory timeline

- Sep 2011: Publication of ICB Recommendations
- Jun 2012: Publication of HM Treasury White Paper
- Oct 2012: Publication of the FSA Banking Reform Bill
- Dec 2012: Publication of PCBS[2] first report
- June 2013: Publication of PCBS[2] final report
- Jan 2013 – May 2015: Expected enactment of Banking Reform Bill
- Jan 2019: Implementation of banking reforms

Retail ring-fence

- Objective: "isolate banking activities where continuous provision of service is vital to the economy and to a bank's customers"
- Ring-fenced entity would essentially take deposits from and provide payment services to individuals and SMEs, and would not be permitted to provide certain services such as complex derivatives
- Ring-fenced bank would be subject to capital and liquidity requirements on a standalone basis
- Even though Barclays anticipates the size of its ring-fenced bank to be relatively small (c.10% of its balance sheet), it is supportive of a ring-fenced structure that offers sufficient flexibility to maintain diversification benefits inherent to the universal banking model.

Transitioning to an ICB compliant capital structure

- ICB recommends large UK banks hold Primary Loss-Absorbing Capacity (PLAC) of at least 17%, consisting of capital and long-term bail-in-able senior unsecured debt
- Barclays end-state capital structure embraces ICB proposals and CRD IV, with a 17% total capital ratio and a minimum CET1 ratio of 10.5%

Strengthening our processes to maximise business continuity in a resolution scenario

- Barclays continue to work with the authorities to help them achieve their goals in a way that minimises impacts for all our stakeholders

[1] Independent Commission of Banking, established in June 2010 to consider reforms to the UK banking sector [2] Parliamentary Commission on Banking Standards, appointed to conduct pre-legislative scrutiny of the FSA Banking Reform Bill before going through Parliament. On 19 June 2013, the PCBS published its final report on the UK Banking sector. Recommendations include: (i) a new "senior" persons regime to ensure full accountability for decisions made; (ii) reforms to the remuneration of senior management and other influential bank staff to better align risk and reward; and (iii) sanctions and enforcement, including a new criminal offence of reckless misconduct. The UK Government published its response to the PCBS's report on 8 July 2013, in which it endorses the report's principal findings and commits to implementing a number of its recommendations.

52 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

PERFORMANCE | CAPITAL | ASSET QUALITY | LIQUIDITY & FUNDING | REGULATION

Basel 3

Regulatory Timeline

Initial timeframe mentioned below is delayed in the EU – alternative dates have yet to be communicated

	H1 2010	1 Jan 2011	1 Jan 2012	1 Jan 2013	1 Jan 2014	1 Jan 2015	1 Jan 2016	1 Jan 2017	1 Jan 2018	1 Jan 2019
Capital Requirements					Phased-in capital requirements					
CRD IV Leverage Ratio			Supervisory monitoring	Parallel run (Jan 2013 – Jan 2017) Disclosures starts in Jan 2015					Pillar I requirement	
Net Stable Funding Ratio (NSFR)			Observation period						Introduction of minimum requirement	
Liquidity Coverage Ratio (LCR)[1]						60% compliance required	Minimum requirement increasing in equal steps by10% per year[2]			Full compliance required[2]
Intraday liquidity monitoring tools						Introduction of monthly reporting[3]				
FSA/PRA's Individual Liquidity Guidance (ILG)[4]	Introduction of ILG									

Main requirements

- Capital: minimum of 4.5% CET1 + 1.5% AT1 + 2% T2. In addition, banks are subject to a countercyclical buffer of 0-2.5%, a capital conservation buffer of 2.5% (outside periods of stress) and a SIFI buffer of up to 2.5% (2% for Barclays) to be satisfied with CET1
- CRD IV Leverage: Minimum requirement still to be determined
- NSFR: available amount of stable funding to exceed required amount of stable funding, over a stress 1-year period (NSFR > 100%)
- LCR: stock of unencumbered high quality liquid assets to exceed net stressed cash outflow over 30 days (LCR > 100%)

[1] As per "Basel III: the Liquidity Coverage Ratio and liquidity risk monitoring tools", January 2013
[2] CRD IV requires a phase-in implementation of the LCR in Europe. Full compliance under CRD IV is required by 1 Jan 2018 therefore, the increase in from 2017 to 2018 is 20% rather than 10%.
[3] As per "Monitoring tools for intraday liquidity management", April 2013 [4] Short-term liquidity stress test, broadly comparable to the LCR under Basel 3

53 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

BARCLAYS

Debt investor relations contact information

Richard Caven Oihana Bessonart Sofia Lonnqvist +44 (0)20 7116 2809 +44 (0)20 7116 6327 +44 (0)20 7116 5716 richard.caven@barclays.com oihana.bessonart@barclays.com sofia.lonnqvist@barclays.com

Website: group.barclays.com/about-barclays/investor-relations#debt-investors

54 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Legal disclaimers

Important notice

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Information in this document in relation to the rights issue is not for publication, release or distribution, directly or indirectly, in whole or in part, in or into any jurisdiction in which it would be unlawful to do so. The distribution or release, directly or indirectly, of this document or information referred to herein other than in the United Kingdom may be restricted by law and therefore persons into whose possession this document and/or any related documents comes should inform themselves about and observe any such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdictions.

This document is an advertisement and does not constitute a prospectus or a prospectus equivalent document and is for information purposes only and does not constitute or form part of any offer or invitation to sell, or an invitation to induce an offer or issue, or any solicitation of any offer to acquire any securities of Barclays, in any jurisdiction in which such an offer or solicitation is unlawful. You should not subscribe or purchase any securities except on the basis of the information in the prospectus, which is to be published in due course.

Notice to US investors and ADS holders. In the United States, the rights issue will be made pursuant to a U.S. prospectus that Barclays expects to file with the US Securities and Exchange Commission (the “SEC”) in September 2013. The U.S. prospectus will describe, among other things, how ADS holders will be able to participate in the rights issue. Barclays has filed a registration statement on Form F-3 (including a base prospectus) (Registration No. 333-173886) with the SEC relating to its ordinary shares and for the offering to which this document relates. Before you invest, you should read the base prospectus in that registration statement, as it may be amended from time to time, the U.S. prospectus (when it is filed) and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the rights issue. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by accessing Barclays website at www.barclays.com. Alternatively, copies of the base prospectus and, when available, the U.S. prospectus may be obtained by contacting Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (888) 603-5847 or e-mail a request to barclaysprospectus@broadridge.com.

55 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Legal disclaimers

Forward-looking Statements

This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Barclays Group’s (the “Group”) plans and its current goals and expectations relating to its future financial condition and performance.

Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “expect,” “estimate,” “projected,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairments, charges, business strategy, capital ratios, leverage, payment of dividends, including dividend pay-out ratios, projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform programme, deleveraging actions (including the Leverage Plan), estimates of capital expenditures, and plans and objectives for future operations and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic, Eurozone and global macroeconomic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and foreign exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued securities, volatility in capital markets, particularly as it may affect the timing and cost of planned capital raisings, the policies and actions of governmental and regulatory authorities (including, among others, requirements regarding capital and Group structures, regulatory approval for any dividend it proposes, and the potential for one or more countries exiting the Eurozone), changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and prudential capital rules, the outcome of current and future legal proceedings, future levels of conduct provisions, the success of future acquisitions and other strategic transactions and the impact of competition, a number of which factors are beyond the Group’s control. As a result of these uncertain events and circumstances, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals and expectations set forth in such forward-looking statements. The list above is not exhaustive and there are other factors that may cause the Group’s actual results to differ materially from the forward-looking statements contained in this document. Additional risks and factors are identified in Barclays filings with the SEC, including in the Barclays PLC and Barclays Bank PLC Annual Report on Form 20-F for the fiscal year ended 31 December 2012, which is available on the SEC’s website at http://www.sec.gov. You are also advised to read carefully the additional risks and other factors that will be identified in the applicable U.K. prospectus and the applicable U.S. prospectus before making any investment decision in the rights issue.

Any forward-looking statements made herein speak only as of the date they are made. Except as required by the Prudential Regulation of growth in the banking and financial markets, projected costs, commitments in connection with the Transform Programme, estimates of capital Authority, the Financial Conduct Authority, the London

Stock Exchange plc (the “LSE”) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

Nothing in this document is intended, or is to be construed as a profit forecast or to be interpreted to mean that earnings per Barclays share for the current or future financial years will necessarily match or exceed the historical published earnings per Barclays share.

56 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Legal disclaimers

Certain non-IFRS measures

This document includes certain non-IFRS measures. These non-IFRS measures are important to understanding the background of, and rationale for, the rights Issue as well as the Group‘s capital and leverage position in light of the implementation of CRD IV and requirements of the Prudential Regulation Authority (“PRA”). The CRD IV-based measures have been calculated on the basis of the Group‘s current interpretation of CRD IV. These regulatory measurements are not yet in force and are not yet required to be disclosed by the Group and, as such, represent non-IFRS measures. Measures presented on a “transitional” basis are calculated by taking into account the

FSA‘s statement on CRD IV transitional provisions in October 2012, assuming they were applied as at 30 June 2013. Measures presented on a “fully loaded” basis are calculated without applying CRD IV transitional provisions and assume that the phase-in of the transitional provisions is complete and all of CRD IV applied in the form that the Group currently expects it to apply. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority and on the final

UK implementation of the rules. The Group‘s interpretation of CRD IV and the basis of the Group‘s calculation of CRD IV-based measures may be different from those of other financial institutions. This document includes the following CRD IV-based metrics, which are described in more detail in this document and in the Group‘s announcement (Barclays PLC Announces Leverage Plan) dated 30 July 2013.

CRD IV CET1 capital on a transitional and fully loaded basis. See the “Estimated Impact of CRD IV – Capital and RWAs” table in this document for a reconciliation of CRD IV CET1 capital to Core Tier 1 capital, which is calculated on the basis that currently applies to the Group under applicable regulatory requirements.

CRD IV risk weighted assets (“RWAs”) on a transitional and fully loaded basis. See the “Estimated Impact of CRD IV – Capital and RWAs” table in this document for a reconciliation of CRD IV RWAs to RWAs as calculated on the basis that currently applies to the Group under applicable regulatory requirements.

CRD IV CET1 ratio on a transitional and fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV RWAs. See the “Estimated Impact of CRD IV–

Capital and RWAs” table in this document for a reconciliation of the components of the CRD IV CET1 ratio to the respective components of Core Tier 1 ratio, as calculated on the basis that currently applies to the Group under applicable regulatory requirements.

CRD IV leverage exposure on a fully loaded basis. CRD IV leverage exposure makes certain adjustments to Total assets under IFRS in accordance with the Group‘s interpretation of CRD IV requirements. See the “Movements in CRD IV and PRA leverage ratios” table in this document for a reconciliation of CRD IV leverage exposure to Total assets under IFRS.

CRD IV leverage ratio on a fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV leverage exposure. See the “Estimated Impact of CRD IV –

Capital and RWAs” table in this document for a reconciliation of CRD IV CET1 capital to Core Tier 1 capital, and see the “Movements in CRD IV and PRA leverage ratios” table in this document for a reconciliation of CRD IV leverage exposure to Total assets.

With respect to the metrics reflecting the PRA adjustments – PRA-adjusted fully loaded CET1 capital and PRA leverage ratio – included in this document, these metrics apply the PRA adjustments to the Group‘s fully loaded CRD IV CET1 capital and CRD IV leverage ratio, respectively. Reconciliations of the PRA-adjusted fully loaded CET1 capital to the Group‘s CRD IV CET1 capital on a fully loaded basis and of the PRA leverage ratio to the Group‘s CRD IV leverage ratio are shown in the table entitled “Movements in CRD IV and PRA leverage ratios” in this document.

57 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Legal disclaimers

Certain non-IFRS measures (continued)

This document includes certain non-IFRS measures in connection with the Group‘s results for the half-year ended 30 June 2013. Barclays management believes that the non-IFRS measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business‘ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document, and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Group’s Form 6-K filed with the SEC on 30 July 2013 (File No. 001-09246, Film No. 13996454) with respect to the Group’s half-year results, and such quantitative reconciliations are incorporated by reference into this document. Exhibit 99.1 to the Form 6-K is available at http://www.sec.gov/Archives/edgar/data/312069/000119312513310377/d574282dex991.htm.

Adjusted profit/(loss) before tax is the non-IFRS equivalent of profit/(loss) before tax as it excludes the impact of own credit; gains on debt buy-backs; impairment and disposal of the investment in BlackRock, Inc.; the provision for Payment Protection Insurance redress payments and claims management costs (“PPI redress”); the provision for interest rate hedging products redress and claims management costs (interest rate hedging products redress); goodwill impairments; and gains and losses on acquisitions and disposals. The regulatory penalties relating to the industry-wide investigation into the setting of interbank offered rates have not been excluded from adjusted measures. A reconciliation of IFRS and Adjusted profit/(loss) before tax is presented on slide 14 of this document.

Adjusted attributable profit represents adjusted profit/(loss) after tax less profit attributable to non-controlling interests. The comparable IFRS measure is profit attributable to equity holders of the parent.

Adjusted income and total income/(expense) net of insurance claims on an adjusted basis represents total income/(expense) net of insurance claims excluding the impact of own credit and gains on debt buy-backs.

Adjusted operating expenses represents operating expenses excluding the provision for PPI redress, provision for interest rate hedging product redress and goodwill impairment.

Adjusted cost: income ratio represents Cost:Income ratio excluding the impact of own credit, gains on debt buy-backs, gain on disposal of strategic investment in

BlackRock, Inc., the provision for PPI redress, provision for interest rate hedging product redress, and goodwill impairment. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims.

Adjusted basic earnings per share represents adjusted profit attributable to equity holders of the parent divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue.

Adjusted return on average shareholders equity represents adjusted profit attributable to equity holders of the parent divided by average equity. The comparable IFRS measure is return on average shareholders equity, which represents profit after tax and non-controlling interests, divided by average equity.

Adjusted return on average tangible shareholders equity represents adjusted profit attributable to equity holders of the parent divided by average tangible equity. The comparable IFRS measure is return on average tangible shareholders equity, which represents profit after tax and non-controlling interests, divided by average tangible equity.

58 | H1 2013 Fixed Income Investor Presentation | 30 July 2013

Legal disclaimers

Certain non-IFRS measures (continued)

Adjusted return on average risk weighted assets represents adjusted profit after tax, divided by average risk weighted assets. The comparable IFRS measure is return on average risk weighted assets, which represents profit after tax divided by average risk weighted assets.

Adjusted gross leverage is a non-IFRS measure representing the multiple of adjusted total tangible assets over total qualifying Tier 1 capital. Adjusted total tangible assets are total assets adjusted to allow for derivative counterparty netting where the Group has a legally enforceable master netting agreement, assets under management on the balance sheet, settlement balances and cash collateral on derivative liabilities, goodwill and intangible assets. This measure has been presented as it provides for a metric used by management in assessing balance sheet leverage. Barclays management believes that disclosing a measure of balance sheet leverage provides useful information to readers of Barclays financial statements as a key measure of stability, which is consistent with the views of investors. The comparable IFRS measure is the ratio of total assets to total shareholders equity.

59 | H1 2013 Fixed Income Investor Presentation | 30 July 2013